Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Orange County Bancorp, Inc. of our report dated March 29, 2024, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Orange County Bancorp, Inc. for the year ended December 31, 2023, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP
Crowe LLP

Livingston, New Jersey

July 12, 2024